EXHIBIT 3(i)
                  AMENDED ARTICLES OF INCORPORATION
                         OF THE REGISTRANT


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DSCB204(Rev.81)                 PLEASE INDICATE (CHECK ONE) TYPE
                                CORPORATION:

ARTICLES OF INCORPORATION    [X] DOMESTIC BUSINESS CORPORATION
                             [ ] DOMESTIC BUSINESS CORPORATION
Commonwealth of Pennsylvania     A CLOSE CORPORATION - COMPLETE
Department of State-             BACK
Corporation Bureau
308 North Office Building    [ ] DOMESTIC PROFESSIONAL
Harrisburg, PA 17120             CORPORATION ENTER BOARD LICENSE
                                 NO.
                                                       Fee $75.00

- - - -----------------------------------------------------------------
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR
UNLESS EXEMPT UNDER 15P.S.2908 8)

Union National Financial Corporation
- - - -----------------------------------------------------------------

011 ADDRESS OF REGISTRANT OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER
NOT ACCEPTABLE)

101 East Main Street, P.O. Box 567
- - - -----------------------------------------------------------------

012 CITY              033 COUNTY        013 STATE    064 ZIP CODE

Mount Joy              Lancaster       Pennsylvania       17552
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050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

  To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Articles of Incorporation of Union National Financial Corporation are set forth in Appendix A hereto.

(Attach 8 1/2 x 11 SHEET IF NECESSARY)
- - - -----------------------------------------------------------------
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and   041 Stated Par   042   Total      031  Term of
Class of Shares      Value Per        Authorized       Existence
                     Share if          Capital
   5,000,000          Any
 Common Stock       $1.00          $5,000,000        Perpetual
- - - ---------------    -------------    ---------------     ---------

Name and Address of Each Incorporator, and the Number and Class
of Shares Subscribed to by each Incorporator
                      061,062
060 Name              063,064 Address              Number & Class
                     (Street, City,                of Shares
                     State, Zip Code)
- - - -----------------------------------------------------------------
Donald H. Wolgemuth   81 Heintzelman Street            1sh-Common
                      Manheim, Pennsylvania 17545        Stock
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C. Bernerd Grissinger 204 Park Avenue                 1sh-Common
                      Mount Joy, Pennsylvania 17552      Stock
- - - -----------------------------------------------------------------
David G. Heisey       1285 West Ridge Road            1sh-Common
                      Elizabethtown, Pennsylvania        Stock
                      17022
- - - -----------------------------------------------------------------
John H. Hoffman, Jr.  120 North River Street          1sh-Common
                      Maytown, Pennsylvania 17550        Stock
- - - -----------------------------------------------------------------
               (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
- - - -----------------------------------------------------------------

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND
SEALED THE ARTICLES OF INCORPORATION THIS  26th   DAY OF JUNE
1986.



/s/ Donald H. Wolgemuth                   /s/ David G. Heisey
- - - --------------------------               ------------------------
Donald H. Wolgemuth                       David G. Heisey

/s/ C. Bernerd Grissinger                 /s/ John H. Hoffman Jr.
- - - --------------------------               ------------------------
C. Bernerd Grissinger                     John H. Hoffman Jr.
- - - -----------------------------------------------------------------
                       -For Office Use Only-
- - - -----------------------------------------------------------------
                                                    86391895

                        APPENDIX A

             UNION NATIONAL FINANCIAL CORPORATION

                     ARTICLES OF INCORPORATION
                     -------------------------
   1. The following provisions shall regulate the status of the corporation as a close corporation:

    (a) (Strike out(i) or (ii) below, whichever is not applicable.)

          (i) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than __________ persons.
                                     (Number not to exceed 30)

         (ii) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than the smaller of twenty-five "shareholders" within the meaning of Subchapter S of the Internal Revenue Code of 1954, as amended, or 30 persons.

    (b) All of the issued shares of all classes of the corporation shall be subject to one or more of the restrictions on transfer permitted by section 613.1 of the Business Corporation Law (15 P.S. Section 1613.1).

    (c) The corporation shall make no offering of any of its shares of any class which would constitute a "public offering" within the meaning of the Securities Act of 1933, as amended.

   2. (Optional:BCL Section 372B) A person (other than an estate) who is not an "individual" or who is a "non-resident alien," in either case within the meaning of the Internal Revenue Code of 1954, as amended ("Code"), shall not be entitled to be a holder of record of shares of the corporation. Only a person whose consent is currently in effect to the election of the corporation to be treated as an electing small business corporation under Subchapter S of the Code and a shareholder who has not affirmatively refused to consent to the election within sixty days after he acquires his stock, shall be entitled to be a holder of record of shares of the corporation.

   3. (Optional: BCL Section 382) The business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors.

   4. (Optional: Section 376B) The status of the corporation as a "close corporation" within the meaning of the Business
Corporation Law shall not be terminated without the affirmative vote or written consent of (all holders of) (shareholders holding __________________________ of the) shares of all classes
      (Fraction at least two-thirds)
of the corporation.

   5.  (Optional: BCL Section 384B) (Any shareholder)
(shareholder holding ___________________ of the shares) of the
                           (Fraction)
corporation may apply for the appointment of a provisional director of the corporation in the manner and upon the circumstances provided by statute.

   6.   (Optional: BCL Section 386) (Any shareholder)
(shareholder holding __________________ of the shares) of the
                        (Fraction)
corporation shall have the right at will to cause the corporation to be dissolved by proceeding in the manner provided by statute.


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                                                     86391896
                   UNION NATIONAL FINANCIAL COPORATION
                       ARTICLES OF INCORPORATION
                          ADDITIONAL ARTICLES


   7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock of this corporation.

   8. Cumulative voting rights shall not exist with respect to the election of directors.

   9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

   (i) Whether the offer price is acceptable based on the historical and present operating result or financial condition of this corporation;

   (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

  (iii) The social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

  (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

  (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered.

                                                         86391897
UNION NATIONAL FINANCIAL CORPORATION

 (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

 (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authroities, acquiring the offeror coporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

Microfilm Number      9331-1487      File with the Department
                 ---------------     of State on April 21, 1993
                                                 ------------
Entity Number      920751            /s/
             -------------------     ------------------------
                                     (Secretary of the
                                      Commonwealth)

                     COMMONWEALTH OF PENNSYLVANIA
                        DEPARTMENT OF STATE
                         CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

   In compliance with the requirements of 15 Pa.C.S. Section 1915
(relating to Articles of Amendment), the undersigned business corporation, desiring to amend it Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

                Union National Financial Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The
          Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                101 East Main Street, Mount Joy, Lancaster
                County, Pennsylvania 17552-0567

     3. The Statute by or under which the Corporation was Incorporated is:

                Business Corporation Law of 1933, Act of May 5,
                1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

                June 26, 1986.



     5. The Manner in which the Amendment was Adopted by the Corporation is:

             The amendment was duly adopted and proposed to the Shareholders by the Board of Directors of the Corporation at a Special Meeting of the Board of Directors of the Corporation duly called, convened and held on January 30, 1993. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1993 Annual Meeting of the Shareholders of

                            9331-1488

             the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders,Proxy Statement, and Form of Proxy dated March 22, 1993 and first sent on or about March 22, 1993 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of March 15, 1993. The 1993 Annual Meeting of Shareholders was held at 10:00 a.m., prevailing time, on Tuesday, April 20, 1993 at The Country Table Restaurant, 740 East Main Street, Mount Joy, Pennsylvania 17552. The total number of shares outstanding was 599,190 with each share entitled to one vote. The total number of shares entitled to vote was 599,190. The total number of shares voted for the amendment was 453,954 and the total number of shares voted against the amendment was 3,326 and the total number of shares abstaining from voting on the matter was 19,540. Thus, the amendment was approved and adopted by 75.76% of the Shareholders, which constitutes a majority of the votes cast by all Shareholders entitled to vote at the 1993 Annual Meeting of Shareholders.

     6. The Amendment adopted by the Corporation, set forth in full, is as follows:

                 4. The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock of the par value of Fifty Cents ($0.50) per share (the "Common Stock")

     7. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

                   9331-1489

    IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 20th day of April, 1993.

                             UNION NATIONAL FINANCIAL CORPORATION



Attest:

/s/ Carl R. Hallgren             By: /s/ William E. Eby
- - - --------------------                 ----------------------
Carl R. Hallgren                     William E. Eby

Secretary                            President
- - - --------------------                 ----------------------

(CORPORATE SEAL)




21308

Microfilm Number   9535-1638         File with the Department
                 ---------------     of State on May 26, 1995
                                                 ------------
Entity Number      920751            /s/
             -------------------     ------------------------
                                     (Secretary of the
                                     Commonwealth)

                     COMMONWEALTH OF PENNSYLVANIA
                        DEPARTMENT OF STATE
                         CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

   In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend it Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

                 Union National Financial Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The
          Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

                 101 East Main Street, Mount Joy, Lancaster
                 County, Pennsylvania 17552-0567

     3. The Statute by or under which the Corporation was Incorporated is:

                  Business Corporation Law of 1933, Act of May 5,
                  1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

                 June 26, 1986.

                      9535-1639


     5. The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly adopted by the Board of Directors of the Corporation pursuant to Section 1914 (c)(3)(ii) of the Business Corporation Law of 1988, as amended, at a meeting of the Board of Directors duly called, convened, and conducted on Thursday, April 13, 1995.

     6. The Amendment adopted by the Corporation, set forth in full, is as follows:

                 4. The aggregate number of shares which the
                    Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock of the par value of Twenty-Five Cents ($0.25) per share (the "Common Stock").

     7. The Amendment shall be Effective at 12:01 a.m., prevailing time, on June 1, 1995.

                            9535-1640

    IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 13th day of April, 1995.

                             UNION NATIONAL FINANCIAL CORPORATION



Attest:

/s/ Carl R. Hallgren             By: /s/ William E. Eby
- - - --------------------                 ----------------------
Carl R. Hallgren                     William E. Eby

Secretary                            President
- - - --------------------                 ----------------------

(CORPORATE SEAL)




46143